THE BANC STOCK GROUP, INC.


                                   June 29, 1998

Dear Shareholder:

          We cordially invite you to attend the Annual Meeting of the Shareholders of The Banc Stock Group, Inc. (the "Company") to be held at the Marriott Northwest located at 5805 Blazer Memorial Parkway, Dublin, Ohio 43017, on Thursday, August 6, 1998, at 10:00 A.M.

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of Price Waterhouse LLP, the Company's independent auditors, will be present to respond to any questions shareholders may have.

          ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE
EVEN IF
YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

                                   Sincerely,

                                   THE BANC STOCK GROUP, INC.



                                   Michael E. Guirlinger
                                   President & CEO











                    THE BANC STOCK GROUP, INC.
                   1105 SCHROCK ROAD, SUITE 437
                       COLUMBUS, OHIO 43229
                          (614) 848-5100

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON AUGUST 6, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Banc Stock Group, Inc. (the "Company") will be held at the Marriott Northwest located at 5805 Blazer Memorial Parkway, Dublin, Ohio on Thursday, August 6, 1998, at 10:00 A.M. (the "Meeting") to consider and act upon the following matters:

     1. Election of two nominees to serve on the Board of Directors, which consists of eight persons;

     2. Approve the selection of Price Waterhouse LLP as auditors of the Company for the year ending February 28, 1999;

     3.   To Amend the 1993 Non-Qualified and Incentive Stock
          Option Plan to increase the total number of shares subject to the Plan from One Million (1,000,000) to Two and a half Million (2,500,000);

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the By-laws, the Board of Directors has fixed the close of business on June 19, 1998, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person or if you revoke the proxy prior to the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              Sandra L. Quinn, Secretary

Columbus, Ohio
June 29, 1998

IMPORTANT: THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR
COMPANY THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A
QUORUM.  AN
ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO
POSTAGE IS
REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                    THE BANC STOCK GROUP, INC.
                   1105 SCHROCK ROAD, SUITE 437
                        COLUMBUS, OH 43229

                         PROXY STATEMENT

          This Proxy Statement is furnished to the shareholders of The Banc Stock Group, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders of the Company to be held on August 6, 1998, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of the Proxy Statement will commence on June 29, 1998. This proxy is being solicited by the Company.

          Only shareholders of record at the close of business on June 19, 1998, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Company had outstanding 8,059,888 of Class A Common Stock and 360,000 shares of Class C Common Stock, which are the only securities of the Company entitled to vote at the meeting, each share being entitled to one vote.

          The purposes of this meeting are to (1) elect two new members to serve on the Board of Directors for a three year term,
(2) to approve Price Waterhouse LLP as auditors for the year ending February 28, 1999, and (3) to amend the 1993 Non-Qualified and Incentive Stock Option Plan to increase the total number of shares subject to the Plan from One Million (1,000,000) to Two and a half Million (2,500,000). While the Company is not currently aware of any other matters which will come before the meeting, if any other maters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

          Each of the scheduled matters will be determined by a plurality vote of the outstanding Common Shares present and entitled to vote at the Meeting.

          Shareholders who execute proxies may revoke them by giving notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending notifies the Secretary of the meeting at any time prior to the voting of the proxy.

          The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise.

          Proxies received pursuant to this solicitation will be voted in favor of all proposals except as to matters where authority to vote is specifically withheld, and, where a choice is specific as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR each of the actions specified on page 1 of this Proxy.

          No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

     BENEFICIAL OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

          On June 19, 1998, the Company had outstanding 8,059,888 shares of Class A Common Stock, and 360,000 shares of Class C Common Stock, each of which is entitled to one vote upon each of the matters presented at the meeting. The holders of the majority of the shares of Common Stock, present in person or by proxy and entitled, to vote, will constitute a quorum at the meeting. Shareholders of record at the close of business on June 19, 1998, will be entitled to vote at the meeting. The following sets forth, as of June 19, 1998, certain information concerning stock ownership of the persons known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, Directors proposed for election at the annual meeting, and the officers and directors as a group.

          The following sets forth, as of June 19, 1998, certain
information concerning Class A Common Stock ownership of the
Directors and nominees at the annual meeting and the officers and directors as a group (assuming exercise of all options and warrants which are currently exercisable):
                             Class A   Options or  Total
                            Shares (A) Warrants
                    Term
Name, Address, Age  Expires   Number   Number      Number         Percentage

Larry A. Beres, 51       2000 40,000   20,000      60,000             *
7811 Winding Way South
Tipp City, Ohio 45371

Robert K. Butner, 76     1999  371,579 45,000      416,579            5.2%
12 McGuffey Lane
Athens, Ohio 45701

James G. Mathias, 45     2000  100,175 45,000      145,175            1.8%
7707 Winding Way South
Tipp City, Ohio 45371

J. David Smith, 51       1998  45,000   20,000     65,000              *
526 Waldren Hills Road
Piketon, Ohio 45661

Harvey J. Thatcher, 64   1999  71,025   45,000     116,025            1.4%
135 East Central Avenue
Van Wert, Ohio 45891

L. Jean Thiergartner, 65 1998  251,550  45,000     296,550            3.7%
20896 Orchard Road
P.O. Box 387
Milford Center, Ohio 43045

Michael E. Guirlinger,50 2000  21,927    172,705   194,632             2.4%
5321 C Drumcally Lane
Dublin, Ohio 43017

Jeffrey C. Barton, 51    **    5,000     20,000    25,000               *
290 E. Kossuth Street
Columbus, Ohio 43206

Mark A. Davis, 46        **    31,228    118,200   149,428             1.9%
6215 Northgate Rd. Apt. D
Columbus, Ohio 43229

Sandra L. Quinn, 32      1999  10,500    20,000    30,500                *
6288 Chelmsford Sq. E.
Columbus, Ohio 43229

Harry J. Ryan, 53        **    13,500    5,000     18,500                *
3888 James River Road
New Albany, Ohio 43054

Edward E. Schmidt, 51    **      --      3,000     3,000                 *
5544 Turnberry Drive
Westerville, Ohio 43082

John Rettig, 57          (B)   29,290      --      29,290                *
826 Third Avenue
P.O. Box 972
Fremont, Ohio 43420-0972


Directors and                  990,774    558,905   1,549,679            19.2%
Officers as a
Group (13 persons)

* less than 1% of Class
** These officers are not on the Board of Directors.

(A) Unless otherwise indicated, the sole voting and investment power is held by the persons named. Mr. Butner disclaims beneficial ownership of 130,000 Class A shares held in trust for Phyllis F. Butner.

(B) Mr. Rettig is a nominee for a three-year term.

  BENEFICIAL OWNERSHIP OF MORE THAN 5% OF CLASS C COMMON STOCK,
                      DIRECTORS AND OFFICERS

          The following sets forth, as of June 19, 1998, certain information concerning Class C Common Stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Class C Common Stock, each Director and all Officers and Directors as a group, and the percentage of voting power:

                                                 Class C Shares

                                             Number           Percentage

First Eldorado Bancshares, Inc.              131,949             36.7%
946 Fourth Street
Eldorado, Illinois 62930

John W. Walden                               65,160              18.1%
1132 Broadway
Columbus, Georgia 31901

James T. Coppage                             32,580              9.1%
6001 River Road, Suite 402
Columbus, Georgia 31904

Carol A. Wright                               34,233              9.5%
755 Wagon Wheel Drive
Northport, Michigan 49670

James G. Mathias                               6,511               1.8%
7707 Winding Way South
Tipp City, Ohio 45371

Directors and Officers                         6,511               1.8%
as a group (1 person)

1.        Election of Directors

          Nominees and Directors

          The Board of Directors has previously fixed the size of the Board at eight Directors. Two nominees for the Board of Directors of the company will be elected at the Annual Meeting.
The Directors will hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2001 or until their successors are elected and qualified. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of approving these nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such person nominated by the Board of Directors in substitution.

          The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted either for the election of substitute nominees designated by the Board of Directors or to fix the number of Directors at a number less than eight which will equal the number of nominees available for election.

          The Board of Directors recommends that you vote in favor of each of the persons listed below.

Nominees for Election at the 1998 Annual Meeting:

          L. Jean Thiergartner became a Director of the Company in 1991, as well as a Director of Banc Stock Exchange of America, Inc. ("BSA"), an affiliate of the Company. Ms. Thiergartner is also the Secretary-Treasurer of Thiergartner Farms, Inc. for which she worked for more than twenty years. She is past Treasurer of the Ohio Beef Council, past President of the Ohio Cattle Women's Association, has been a member and past President of the Union County Health Board for over 14 years and is a past delegate to the State Convention for the Ohio Farm Bureau. She is a member of St. Paul Lutheran Church and active on many committees, including the Parsonage Building Committee. She is presently serving on the Advisory Board for Ohio Hi-Point and Clark Tech Adult Education.

          John Rettig has been owner and operator of The Quality Cleaners since 1970. The volume Dry-cleaning Company does residential, commercial and fires restoration cleaning. Mr. Rettig has achieved the recognized Certified Environmental Dry cleaner status. Mr. Rettig attended Bowling Green State University from 1960 through 1961 studying Business Administration. In 1961, Mr. Rettig volunteered for the US Army draft and served in the Adjutant General Corps. Until 1963. During this tenure in the service, Mr. Rettig served as team chief in a Chemical, Biological and Radiological Warfare Team. During his service, he continued his education with a US Army Correspondence School Business Course. From 1988 until 1998, Mr. Rettig served as Chairman of Sandusky County Republican Party. Mr. Rettig has also served on many boards and county service organizations.

Directors Whose Terms Continue until the 1999 Annual Meeting.

          Robert K. Butner became a Director of the Company in 1993. Mr. Butner is also a Director of BSA. Mr. Butner is retired from the faculty of Ohio University where he was a Professor of Mathematics for 39 years and Chairman of the Mathematics Department. Upon retirement, Mr. Butner was confirmed Emeritus Professor of Mathematics. Mr. Butner received a B.S. Degree in 1943 with Phi Beta Kappa honors and an M.S. Degree in 1949 and a Ph.D. Degree in 1952 from the State University of Iowa. From 1943 to 1946, Dr. Butner served as an officer in the United States Navy.

          Harvey J. Thatcher became a Director of the Company in 1991 and in 1998 retired as President of Thatcher Insurance Agency, Inc. Since 1976, Mr. thatcher has also been President of Thatcher Lands, Inc., Van Wert, Ohio, which he founded in 1976. Since 1987, Mr. Thatcher has also been a director of German Mutual Insurance Company, Director of Tri-State Venture Group, and Director of BSA.

          Sandra L. Quinn is a Director of the Company and Vice President & Corporate Secretary. She is also Vice President and Corporate Secretary of the Company's subsidiaries and of BSA. She has been a Director of the Company and of BSA since 1993.
Effective October 1995, Ms. Quinn was designated Principal of Buckeye Bancstocks, Inc., an intrastate broker-dealer and subsidiary of The Banc Stock Group. Ms. Quinn has a Series 62, 63, and 65 securities licenses and is a member of the American Society of Corporate Secretaries. Ms. Quinn graduated valedictorian from Bradford Business School. She began her employment with the Company in May 1991.

Directors Whose Terms Continue until the 2000 Annual Meeting.

          Larry A. Beres became a Director of the Company in 1995. He is Chief Operating Officer of Electra Form, Inc. the country's largest manufacturer of tooling for the plastics beverage bottle industry and President of Formex, Division of Electra Form, a supplier of machine systems to the plastics industry. He has been associated with these companies for more than five years. He is a member of the Society of Plastics Engineers and Who's Who in American Business and Industry. Mr. Beres graduated from Kent State University with a Bachelor of Science Degree in Chemistry and attended the K.S.U. MBA Program.

          Michael E. Guirlinger was elected President, Chief
Executive Officer and Treasurer by the Board of Directors effective May 18, 1995. Mr. Guirlinger is a member of the Board of Directors for the Company and BSA.

          Mr. Guirlinger had been Vice President and Chief Operating Officer of the Company since December 1992 and a Director since June 1993. Since 1995, Mr. Guirlinger has also been President and CEO of BSA and was Vice President from 1992 to 1995. He is also President and Treasurer of Buckeye Bancstocks and Heartland Advisory Group, Inc., a registered investment advisor, and Vice President and Treasurer of Banc Stock Financial Services, Inc., ("BSFS"), an interstate broker-dealer and subsidiary of The Banc Stock Group, Inc. From 1991 to December 1992, Mr. Guirlinger was Director of Development for Foxgate Farms, Inc., a residential home builder. In that same period, Mr. Guirlinger was also Vice President of Northwest Passage Trading Co., a national and international trading company. Mr. Guirlinger received a B.A. Degree from Aquinas College in 1970 and an M.B.A. Degree from the Ohio State University in 1986. Mr. Guirlinger has Series 7, 24, & 63 securities licenses.

          Dr. James G. Mathias became a Director of the Company in 1993. Dr. Mathias is also a Director of BSA. Since 1988, Dr. Mathias has been a veterinarian practicing in Tipp City, Ohio, where he is the owner of the Tipp City Veterinary Hospital and Wellness Center. Dr. Mathias attended the University of Texas and completed his education at the Ohio State University, graduating from the College of Veterinary Medicine in 1978. He was a member of the Honor Society of Phi Zeta, A Veterinary Honor Society. Dr. Mathias is also founder and president of the Dayton North Womens' Center and is a speaker on Ratite Medicine. In 1998, Dr. Mathias joined the Advisory Board of the Iams Company. In 1998, Dr. Mathias stepped down from the Chairmanship of Ginghamsburg United Methodist Church after four years to serve in other capacities.

                     Committees and Meetings

          The Board of Directors held a total of four meetings during the fiscal year ended February 28, 1998. The Board of Directors, at its meeting on May 18, 1995, established an Audit
Committee and Executive Committee.

          The function of the Audit Committee is to recommend to the Board of Directors the selection of the Independent Public Accountants to be employed by the Company and to review generally the scope of the auditor results thereof. The Audit Committee also reviews generally the Company's internal accounting controls, conducts internal financial investigations and review the auditor's compliance with the Company's policy on non-audit services provided by the independent auditors. The members of the Audit Committee are: James G. Mathias, Harvey Thatcher, and Michael E. Guirlinger. In addition, the Audit Committee consults with Jeffrey C. Barton, Vice President and Chief Financial Officer of the Company. The Audit Committee did not hold any meetings during the fiscal year ended February 28, 1998.

          The Executive Committee is authorized, when it is impractical or not in the best interest of the Company to wait until a Board of Directors meeting for approval, to take any and all action or incur any obligations which could be taken or incurred by the full Board of Directors. The members of the Executive Committee are: Michael E. Guirlinger, Harvey Thatcher, L. Jean Thiergartner, Robert K. Butner and Dr. James G. Mathias. The Executive Committee held a total of two meetings during the fiscal year ended February 28, 1998.




                        Executive Officers

          The following table provides information regarding each executive officer of the Company for the year ended February 28, 1998.

                    Age  Position

Michael E. Guirlinger    50   President, CEO and Treasurer
Edward E. Schmidt        51   Executive Vice President
Sandra L. Quinn          32   Vice President and Secretary
Jeffrey C. Barton        51   Vice President and Chief Financial
                              Officer
Mark A. Davis            46   Vice President and Director of Research
Harry J. Ryan            53   Vice President and Director of
                              Marketing

          Officers serve at the pleasure of the Board of Directors.


                    Summary Compensation Table

                               {Annual Compensation}   {Long-termCompensation}

Name of Principal                               Awards Awards     LTIP   All
 and Position          Year Salary Bonus  Other* Stock Options(A) Payouts Other

Michael E. Guirlinger, 1997 80,455 36,861 35,202        45,000
President                                               shares

Mark A. Davis, Vice    1997 61,923 58,890 61,066        30,000
President                                               shares

Edward E. Schmidt,     1997 62,019  3,140               15,000        94,102(A)
Executive VP                                             shares

* Commissions

(A) During the fiscal year ended February 28, 1998, Mr. Guirlinger was awarded 22,500 stock options which vested immediately and 22,500 stock options which vest over five years, at an exercise price of $2.125. These stock options expire on March 7, 2007. Mr. Davis was awarded 15,000 stock options which vested immediately and 15,000 stock options which vest over five years, at an exercise price of $2.125. Mr. Schmidt was awarded 7,500 stock options which vested immediately and 7,500 stock options which vest over five years, at an exercise price of $2.375. Mr. Schmidt exercised 7,500 of his options resulting in compensation of the difference between the exercise price and fair market value at date of exercise of $94,102. At February 28, 1998, Mr. Guirlinger has 127,700 stock options which are exercisable and 42,300 stock options which vest over five years. Mr. Davis has 95,200 stock options which are exercisable and 34,800 stock options which vest over five years. Mr. Schmidt has 7,500 stock options which vest over five years.

No other officer of the Company received in excess of $100,000 compensation.

Director Compensation
Each director who is not an employee of the Company in entitled to receive a fee of $500 plus travel expenses for each directors' meeting attended. On March 7, 1998, the Company issued Warrants to certain outside Directors and to Jeffrey C. Barton, its Chief Financial Officer. The following outside Directors (i.e., Larry Beres, Robert K. Butner, James G. Mathias, Harvey J. Thatcher , J. David Smith, and L. Jean Thiergartner) each received, as of March 7, 1998, Warrants to purchase 10,000 shares of the Company's Class A Common Stock. In addition, Jeffrey C. Barton, the Chief Financial Officer of the Company, received Warrants to purchase 5,000 shares of Class A Common Stock. The Warrants have an exercise price of $2.125 per share and expire at 5:00 P.M. on March 7, 2007.

Stock Options

          The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's fiscal year ended February 28, 1998.

                        Individual Grants              Grant Date Value

                              % of
               Number of      Total
               Securities     Options                                 Grant
               Underlying     Granted to     Exercise                 Date
               Options        Employees      Price Per   Expiration   Present
Name           Granted        in Fiscal Yr.  Share          Date      Value$

Michael E.
Guirlinger     45,000            35%         $2.125       03/07/07    $73,850

Edward E.
Schmidt        15,000            12%         $2.375       05/04/07    $27,411

          Incentive Compensation Plan. In June 1993, the Company adopted The Banc Stock Group Incentive Compensation Plan, the purpose of which was to create a compensation program which will:
i) retain talented and necessary personnel; ii) attract talented and promising personnel; and iii) motivate superior performance. Full-time employees with a minimum of one year of continuous service are eligible for consideration to participate in the Incentive Compensation Plan. The Incentive Compensation Plan provides that a Bonus Fund will be established in an amount equal to twenty percent (20%) of the total of the pre-tax profits of the Company after a fifteen percent (15%) pre-tax return on equity has been achieved for the year. The Bonus Fund will be calculated each fiscal quarter so that the pre-tax return on equity of the Company must equal 15% or more annually (on a cumulative basis) for the period from the end of the last fiscal quarter, in which bonuses were paid, to the current fiscal quarter. The allocation of the Bonus Fund is to be made by the President of the Company who has full discretion as to allocations; except that he cannot make allocations to himself without prior approval of the Board of Directors. For purposes of allocating the Bonus Fund, the employees of the Company will be placed in one of three groups: the executive group, the sales group and the staff group. The Company incurred expense of $600,000 under the Plan for the year ended February 28, 1998.

2.  Amendment to the 1993 Non-Qualified and Incentive Stock Option
Plan

          1993 Non-Qualified and Incentive Stock Option Plan. In November 1993, the Company adopted The Banc Stock Group 1993 Non-Qualified and Incentive Stock Option Plan. (A copy of the Plan is attached as "Exhibit A"). The Plan authorizes the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Class A Common Stock. The Plan provides that the Board of Directors, or a committee appointed by the Board, may grant options and otherwise administer the Option Plan. The exercise price of each incentive stock option or non-qualified stock option must be at least 100% of the fair market value of the Class A Shares at the date of grant, and no such option may be exercisable for more than 10 years after the date of grant. However, the exercise price of each incentive stock option granted to any shareholder possessing more then 10% of the combined voting power of all classes of capital stock of the Company on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than 5 years after the date of grant.

          On May 21, 1998, the Board of Directors of the Company unanimously voted to amend the 1993 Non-Qualified and Incentive Stock Option Plan to increase the total number of shares subject to the Plan from One Million (1,000,000) to Two Million Five Hundred Thousand (2,500,000). Management of the Company and the Board of Directors believe that this is necessary in order to have shares available in the plan to offer officers, key employees, as well as new employees. The Option Plan is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to encourage their continued employment with the Company and provide them with additional incentives to promote the success of the Company. The Board of Directors recommend that you vote in favor of this Amendment.

Effective September 28, 1995, the following options and warrants were granted under this plan with a ten-year term and exercise price of $2.875.

(a) 154,000 non-qualified stock options granted to employees with immediate vesting.
(b) 55,000 non-qualified stock options granted to brokers with immediate vesting.
(c) 145,000 qualified stock options granted to brokers, vesting over five years.
(d) 121,000 qualified stock options granted to employees, vesting over five years.
(e) 105,000 warrants granted to directors and an officer with immediate vesting.

Effective February 29, 1996, 25,000 options were granted under this plan to the President of the Company with a ten year term and exercise price of $2.875.

Effective March 4, 1997, 3,500 qualified options vesting over five years and 3,500 non-qualified options were granted under this plan to a new broker with ten year terms and exercise prices of $2.125.

Effective March 7, 1997, the following options and warrants were granted under this plan with a ten year term and exercise price of $2.125.

(a) 61,000 non-qualified stock options granted to employees with immediate vesting.
(b) 47,500 non-qualified stock options granted to brokers with immediate vesting.
(c) 47,500 qualified stock options granted to brokers, vesting over five years.
(d) 61,000 qualified stock options granted to employees, vesting over five years.
(e) 65,000 warrants granted to directors and an officer with immediate vesting.

Effective May 4, 1997, 7,500 qualified options vesting over five years and 7,500 non-qualified options were granted under this plan to a new employee with ten year terms and exercise prices of $2.375.

Effective January 12, 1998, 5,000 qualified options vesting over five years and 5,000 non-qualified options were granted under this plan to a new broker with ten year terms and exercise prices of $13.37.

Effective March 2, 1998, 1,500 qualified options vesting over five years and 1,500 non-qualified options were granted under this plan to new employees with ten-year terms and exercise prices of $16.875.

Effective May 12, 1998, the following options and warrants were granted under this plan with ten-year terms and exercise prices of $14.75:

(a) 104,005 non-qualified stock options granted to employees with immediate vesting.
(b) 26,000 non-qualified stock options granted to brokers with immediate vesting.
(c) 55,889 non-qualified stock options granted to employees, vesting over five years.
(d) 48,116 qualified stock options granted to employees, vesting over five years.
(e) 24,500 qualified stock options granted to brokers, vesting over five years.
(f) 70,000 warrants granted to directors and an officer with immediate vesting.

3.  Relationship with Independent Public Accountants

          Price Waterhouse LLP has served as the independent public accountants for the Company since December 1994. Price Waterhouse LLP has been selected by the Board of Directors to serve in that capacity for the 1999 fiscal year. During the 1998 fiscal year, Price Waterhouse LLP performed an audit and tax services for the Company which included an examination of the Company's annual consolidated financial statements.

          A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. The representative will be available to respond to appropriate questions from shareholders.

4.  Shareholder Proposals

          All shareholder proposals which are intended to be presented at the 1999 Annual Meeting of stockholders of the Company must be received by the Company no later than April 8, 1999, for inclusion in the Board of Directors' Proxy Statement and form of Proxy related to the meeting.

5.  Other Business

          The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

          The prompt return of the Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the Proxy and return in the enclosed envelope.

                                   By Order of the Board of Directors
                                   Sandra L. Quinn
                                   Secretary


                            EXHIBIT A

                      1993 NON-QUALIFIED AND
                   INCENTIVE STOCK OPTION PLAN

     1. Purpose of the Plan. This 1993 Non-Qualified and Incentive Stock Option Plan
of The Heartland Group of Companies, Inc. adopted as of November 5, 1993, is intended to encourage officers and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

     2. Definitions. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Option under the Plan.

     2.3. "Board" means the Board of Directors of the Heartland
          Group of companies, Inc. (Or
its successors).

     2.4. "Code" unless otherwise provided means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.5. "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

     2.6. "Company" means The Heartland Group of Companies, Inc.
          (Or its successor).

     2.7. "Employee" means an officer (including an officer who is a member of the Board)
or other key employee of the Company or any of its Subsidiaries.


     2.8. "Fair Market Value" means, with respect to the Company's Shares, the fair market value determined by the Committee in its discretion, except as hereinafter set forth. In the event that Shares are then being traded on a national securities exchange, the Fair Market Value shall be deemed to be the mean between the high and low prices of the Shares on such securities exchange on the day on which the Option shall be granted, and if the Shares are then being traded on such an exchange, but there are no sales on such day, such Fair Market Value shall be deemed to be the mean between the bid and asked prices for the Shares on such date, and if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, then such Fair Market Value shall be deemed to be the mean between the high and low bid and asked prices for the Shares on the over-the counter market on the day on which the Option shall be granted (or the next preceding day on which sales occurred if there were no sales on the date of grant).

     2.9. "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422A of the Code; "incentive stock option" means any option meeting the requirements and containing the limitations set forth in Section 422A of the Code.

     2.10. "Non-Qualified Stock Option" means an Option other than an Incentive Stock
Option.

     2.11. "Option" means the right to purchase, at a price and for a term fixed by the
Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

     2.12. "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations of the chain.

     2.13.     "Plan" means the Company's 1993 Non-Qualified and
               Incentive Stock Option Plan.

     2.14.     "Shares" means the Company's no par value Class A
               Common Shares or, if by reason
of the adjustment provisions hereof any rights under any Option under the Plan pertain to any other security, such other security.

     2.15. "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.16. "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of an Employee.

     2.17.     "Term" means the period during which a particular
               Option may be exercised.

     3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of
Options to be granted from time to time under the Plan, an aggregate of Two Million Five Hundred (2,500,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. Administration of the Plan. The Board may, in its discretion, appoint a Committee, which shall consist of not less than three (3) persons, not less than two (2) of whom shall be members of the Board. In the event no Committee is appointed, the Board shall take all actions under the Plan and any reference in the Plan to the Committee shall be deemed to be a reference to the Board where appropriate. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the provisions of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however, caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held. The committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. Employees to Whom Options May Be Granted. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

          In determining the Employees to whom Options shall be granted and the number of Shares to be subject to purchase under such Options, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.


     6.   Stock Options.

     6.1. Types of Options.  Options granted under this Plan may be
          (i) Incentive Stock
Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an option is an Incentive Stock Option or a Non-Qualified Stock
Option.

     6.2. Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in
Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i)  the Corporation; or

     (ii) if applicable, a Subsidiary; or

     (iii)     if applicable, the Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

     6.3. Term of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant hereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder.

     Notwithstanding anything herein to the contrary, in the event any Incentive Stock Option is granted to any Employee who, at the time such Incentive Stock Option is granted, owns, as defined in
Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

     (i)  the Corporation; or

     (ii) if applicable, a Subsidiary; or

     (iii)     if applicable, the Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

     7. Limit on Fair Market Value. In any calendar year, no Employee may be granted an
Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation, and, if any, its Parent and Subsidiary Corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan wich is intended to be an Incentive Stock Option, but which exceeds the limitations set forth in this Section 7, shall be a Non-Qualified Stock Option.

     8. Date of Grant. The date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

     9. Exercise of Rights Under Options. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number os Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made (i) in cash or, (ii) with the Committee's approval, in common stock of the Company valued at Fair Market Value at the time of exercise,
(iii) or, with the Committee's approval and to the extent permitted by applicable state law, by a promissory note bearing interest at no less than the minimum rate necessary to avoid imputed interest under the Code, or (iv) a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company.

     10. Option Provisions and Conditions. Each Award Agreement shall contain such other provisions and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

     11. Rights of Option Holder. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Option, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

     12. Non-Transferability of Options. An Option shall not be transferable, other than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by him.

     13. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     14. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Option in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

     15. Form of Options. An Option shall be granted hereunder only by action by the Board of the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set for the pertinent details of such conditions and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but it shall be dated, as are all Award Agreements, as of the date on which the Committee designated the Employee to receive an Option hereunder. Execution by the Employee to whom such Option is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

     16. Taxes. The company shall have the right to deduct from any amounts due to the
Employee pursuant to the exercise of an Option any taxes required by law to be withheld. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Section 421 and 422A of the Code, the Company shall have the right to deduct any taxes required by law to be withheld on account of such disqualifying disposition from any for any reason otherwise payable to the Employee in cash by the Company.

     17. Termination of Plan. The Plan shall terminate on November 1, 2003, and an Option shall not be granted under the Plan after that date. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award Agreements pursuant to which the Options were granted under this Plan.

     18. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

     (a) increase the maximum number of Shares as to which Options may be granted uner the Plan;

     (b) expand or change the class of persons eligible to receive options;

     (c) permit the purchase price of Shares subject to an Incentive Stock Option granted under the Plan to be less than the Fair Market Value of such Shares at the time the Incentive Stock Option is granted;

     (d)  extend the term of the Plan; or

     (e) materially increase the benefits to the Employees under the Plan.

     No amendment of the Plan or any Option granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Option theretofore granted under the Plan.

     19. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an
Option exercise shall be postponed by the Company for such period as may be required for it to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such shares.

     20. Fees and Costs. The Company shall pay all original issue taxes, if any, on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     21.  Effectiveness of the Plan.  This 1993 Non-Qualified and
          Incentive Stock Option Plan
of the Heartland Group of Companies, Inc. shall become effective when approved by the shareholders. The Plan was approved by the Board as of November 5, 1993.

     22.  Other Provisions.  As used in the Plan, and in Award
          Agreements and other
documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Award Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.